Exhibit 99.2

Scripps announces proposed placement of senior notes

July 28, 2025

CINCINNATI - The E.W. Scripps Company (NASDAQ: SSP) has launched an offering of $650 million of new senior secured second lien notes. The notes are expected to mature in 2030.

The private offering is subject to market conditions and other factors and is exempt from the registration requirements of the Securities Act of 1933, as amended. The notes will be guaranteed by certain of the company’s existing and future subsidiaries and will be secured on a second-lien basis by substantially all of the existing and future assets of the company, subject to customary exceptions, and guaranteed by each of the subsidiaries that also provide guarantees of the company’s credit facilities.

Scripps intends to use the net proceeds of this offering to (i) redeem all of the company’s outstanding 5.875% senior notes due 2027, (ii) pre-pay a portion of the existing outstanding borrowings under the company’s term loan B-2 facility due in 2028 and (iii) pay the fees and expenses relating to this transaction.

The notes and related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption. The notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes and related guarantees and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “believe,” “anticipate,” “intend,” “expect,” “estimate,” “could,” “should,” “outlook,” “guidance,” and similar references to future periods. Examples of forward-looking statements include, among others, statements the company makes regarding expected operating results and future financial condition. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of the industry and the economy, the company’s plans and strategies, anticipated events and trends, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and changes in circumstance that are difficult to predict and many of which are outside of the company’s control. The company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: change in advertising demand, fragmentation of audiences, loss of affiliation agreements, loss of distribution revenue, increase in programming costs, changes in law and regulation, the company’s ability to identify and consummate strategic transactions, the controlled ownership structure of the company, and the company’s ability to manage its outstanding debt obligations. A detailed discussion of such risks and uncertainties is included in the company’s Form 10-K, on file with the SEC, in the section titled “Risk Factors.” Any forward-looking statement made in this press release is based only on currently available information and speaks only as of the date on which it is made. The company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.

About Scripps
The E.W. Scripps Company (NASDAQ: SSP) is a diversified media company focused on creating connection. As one of the nation’s largest local TV broadcasters, Scripps serves communities with quality, objective local journalism and operates a portfolio of more than 60 stations in 40+ markets. Scripps reaches households across the U.S. with national news outlets Scripps News and Court TV and popular entertainment brands ION, Bounce, Grit, ION Mystery, ION Plus and Laff. Scripps is the nation’s largest holder of broadcast spectrum. Scripps Sports serves professional and college sports leagues, conferences and teams with local market depth and national broadcast reach of up to 100% of TV households. Founded in 1878, Scripps is the steward of the Scripps National Spelling Bee, and its longtime motto is: “Give light and the people will find their own way."

Contact:
Media contact: Becca McCarter, The E.W. Scripps Company, (513) 410-2425, rebecca.mccarter@scripps.com
Investor contact: Carolyn Micheli, The E.W. Scripps Company, (513) 977-3732, carolyn.micheli@scripps.com